Exhibit 99

NEWS ANNOUNCEMENT	For Immediate Release

REX AMERICAN RESOURCES REPORTS

FIRST QUARTER DILUTED EPS OF $0.45

Dayton, Ohio, (May 30, 2019) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2019 first quarter (“Q1 ’19”) ended April 30, 2019. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2907

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days.

REX American Resources’ Q1 ’19 results principally reflect its interests in six ethanol production facilities and its refined coal operation. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, as is the refined coal entity, while those of its four other ethanol plants are reported as equity in income of unconsolidated ethanol affiliates. The Company reports results for its two business segments as ethanol and by-products, and refined coal.

REX’s Q1 ’19 net sales and revenue were $104.6 million compared with $120.8 million in Q1 ’18. The decline in year-over-year net sales and revenue primarily reflects lower production due to weather-related logistical issues as well as lower average selling prices for ethanol during the current year quarter. Primarily reflecting these factors, the Company’s Q1 ’19 gross profit for its ethanol and by-products segment was $6.1 million, compared with $13.5 million in Q1 ’18. As a result, the ethanol and by-products segment income before income taxes was $3.2 million in Q1 ’19, compared to $11.0 million in Q1 ’18. The Company’s refined coal operation incurred a $2.5 million gross loss and a $2.7 million loss before income taxes in Q1 ’19, compared to a $2.7 million gross loss and a loss before income taxes of $2.9 million in Q1 ’18. As a result, REX reported income from continuing operations before income taxes and non-controlling interests in Q1 ’19 of $0.2 million, compared with $7.6 million in Q1 ’18. While the refined coal operation negatively impacted gross profit and income before income taxes, it contributed a tax benefit of $3.9 million and $4.0 million for Q1 ’19 and Q1 ’18, respectively.

Net income attributable to REX shareholders in Q1 ’19 was $2.8 million, compared to $9.5 million in Q1 ’18. Q1 ’19 basic and diluted net income per share attributable to REX common shareholders was $0.45 per share, compared to $1.45 per share in Q1 ’18. Per share results in Q1 ’19 and Q1 ’18 are based on 6,315,000 and 6,571,000 diluted weighted average shares outstanding, respectively.

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REX American Resources Q1 ’19 Results, 5/30/19	page 2

Segment Income Statement Data:

	Three Months Ended
($ in thousands)	April 30,
	2019	2018
Net sales and revenue:
Ethanol & By-Products (1)	$104,453	$120,680
Refined coal (2) (3)	122	140
Total net sales and revenue	$104,575	$120,820

Gross profit (loss):
Ethanol & By-Products (1)	$6,115	$13,546
Refined coal (2)	(2,469)	(2,695)
Total gross profit	$3,646	$10,851

Income (loss) before income taxes & non-controlling interests:
Ethanol & By-Products (1)	$3,205	$11,009
Refined coal (2)	(2,676)	(2,859)
Corporate and other	(362)	(501)
Total income before income taxes & non-controlling interests	$167	$7,649

Benefit (provision) for income taxes:
Ethanol & By-Products	$(486)	$(1,420)
Refined coal	3,946	3,999
Corporate and other	88	124
Total benefit for income taxes	$3,548	$2,703

Segment profit (loss):
Ethanol & By-Products	$1,709	$8,589
Refined coal	1,386	1,271
Corporate and other	(274)	(364)
Net income attributable to REX common shareholders	$2,821	$9,496

(1)	Includes results attributable to non-controlling interests of approximately 25% for One Earth and approximately 1% for NuGen.
(2)	Includes results attributable to non-controlling interests of approximately 5%.
(3)	Refined coal sales are reported net of the cost of coal.

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “REX generated profitable results in the fiscal 2019 first quarter despite a very challenging environment which included severe weather, including flooding, across the Midwest, rail and transportation issues, the impact of tariffs and weak ethanol margins. We remain focused on operating our plants efficiently and effectively and pursuing opportunities to leverage our operations and balance sheet to enhance shareholder value.”

Balance Sheet and Share Repurchase Program

At April 30, 2019, REX had cash and cash equivalents and short-term investments of $204.7 million, $53.7 million of which was at the parent company, and $151.0 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents and short-term investments at January 31, 2019, of $203.5 million, $54.8 million of which was at the parent company, and $148.7 million of which was at its consolidated ethanol production facilities.

During the first quarter of fiscal 2019, the Company did not purchase any shares and is authorized to repurchase up to 349,861 shares of its common stock.

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REX American Resources Q1 ’19 Results, 5/30/19	page 3

The following table summarizes select data related

to REX’s consolidated alternative energy interests:

	Three Months Ended
	April 30,
	2019	2018
Average selling price per gallon of ethanol	$1.27	$1.33
Average selling price per ton of dried distillers grains	$142.02	$137.75
Average selling price per pound of non-food grade corn oil	$0.25	$0.25
Average selling price per ton of modified distillers grains	$65.75	$70.29
Average cost per bushel of grain	$3.53	$3.50
Average cost of natural gas (per mmbtu)	$3.66	$3.46

Supplemental data related to REX’s alternative energy interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of April 30, 2019 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC Gibson City, IL	143.2	75.1%	107.5
NuGen Energy, LLC Marion, SD	134.3	99.5%	133.6
Big River Resources West Burlington, LLC West Burlington, IA	108.5	10.3%	11.2
Big River Resources Galva, LLC Galva, IL	127.6	10.3%	13.1
Big River United Energy, LLC Dyersville, IA	131.1	5.7%	7.5
Big River Resources Boyceville, LLC Boyceville, WI	57.6	10.3%	5.9
Total	702.3	n/a	278.8

First Quarter Conference Call

REX will host a conference call at 11:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 212/231-2907 (domestic and international callers).

Participants can also listen to a live webcast of the call on the Company’s website, www.rexamerican.com/Corp/Page4.aspx. A webcast replay will be available for 30 days following the live event at www.rexamerican.com/Corp/Page4.aspx.

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REX American Resources Q1 ’19 Results, 5/30/19	page 4

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 702 million gallons of ethanol over the twelve month period ended April 30, 2019. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended April 30, 2019) by the ethanol production facilities in which it has ownership interests was approximately 279 million gallons. In addition, the Company acquired a refined coal operation on August 10, 2017. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, non-food grade corn oil, gasoline and natural gas, ethanol and refined coal plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy, changes in foreign currency exchange rates and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

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REX American Resources Q1 ’19 Results, 5/30/19	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	April 30,
	2019	2018
Net sales and revenue	$104,575	$120,820
Cost of sales	100,929	109,969

Gross profit	3,646	10,851
Selling, general and administrative expenses	(4,732)	(4,553)
Equity in income of unconsolidated ethanol affiliates	126	697
Interest and other income, net	1,127	654
Income from continuing operations before income taxes and non-controlling interests	167	7,649
Benefit for income taxes	3,548	2,703
Net income including non-controlling interests	3,715	10,352
Net income attributable to non-controlling interests	(894)	(856)
Net income attributable to REX common shareholders	$2,821	$9,496

Weighted average shares outstanding – basic and diluted	6,315	6,571

Basic and diluted net income per share attributable to REX common shareholders	$0.45	$1.45

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REX American Resources Q1 ’19 Results, 5/30/19	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

Unaudited

	April 30,	January 31,
	2019	2019
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$204,704	$188,531
Short-term investments	-	14,975
Restricted cash	82	281
Accounts receivable	11,663	11,378
Inventory	20,150	18,477
Refundable income taxes	7,695	7,695
Prepaid expenses and other	9,352	9,284
Total current assets	253,646	250,621
Property and equipment-net	177,008	182,521
Operating lease right-of-use assets	19,866	-
Other assets	9,771	6,176
Equity method investments	32,201	32,075
TOTAL ASSETS	$492,492	$471,393
LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Accounts payable – trade	$6,825	$7,463
Current operating lease liabilities	5,421	-
Accrued expenses and other current liabilities	8,078	9,546
Total current liabilities	20,324	17,009
LONG TERM LIABILITIES:
Deferred taxes	4,161	4,185
Long-term operating lease liabilities	13,990	-
Other long term liabilities	4,935	4,928
Total long term liabilities	23,086	9,113
COMMITMENTS AND CONTINGENCIES EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	148,303	148,273
Retained earnings	582,379	579,558
Treasury stock, 23,580 shares	(335,186)	(335,193)
Total REX shareholders’ equity	395,795	392,937
Non-controlling interests	53,287	52,334
Total equity	449,082	445,271
TOTAL LIABILITIES AND EQUITY	$492,492	$471,393

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REX American Resources Q1 ’19 Results, 5/30/19	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	April 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,715	$10,352
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	6,292	5,920
Amortization of operating lease right-of-use assets	1,333	-
Income from equity method investments	(126)	(697)
Interest income from investments	(25)	(341)
Deferred income tax	(3,619)	(2,271)
Stock based compensation expense	128	71
Gain on disposal of property and equipment	-	(8)

Changes in assets and liabilities:
Accounts receivable	(285)	(8,350)
Inventory	(1,673)	(5,333)
Other assets	(75)	(1,894)
Accounts payable-trade	(760)	1,011
Accrued expenses and other liabilities	(3,365)	(1,980)
Net cash provided by (used in) operating activities	1,540	(3,520)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(632)	(3,061)
Purchases of short-term investments	-	(111,154)
Sales of short-term investments	15,000	-
Restricted investments and deposits	-	5
Other	7	6
Net cash provided by (used in) investing activities	14,375	(114,204)
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	-	(8,586)
Payments to non-controlling interests holders	(87)	-
Capital contributions from minority investor	146	110
Net cash provided by (used in) financing activities	59	(8,476)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	15,974	(126,200)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH-Beginning of period	188,812	191,342
CASH, CASH EQUIVALENTS AND RESTRICTED CASH-End of period	$204,786	$65,142
Non cash financing activities – Accrued common stock repurchases	$-	$542
Non cash financing activities – Stock awards accrued	$91	$-
Non cash investing activities – Accrued capital expenditures	$147	$142

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